UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, in December 2010, Amylin Pharmaceuticals, Inc. (“Amylin”) initiated its rolling biologics license application (“BLA”) submission for the use of metreleptin to treat diabetes and/or hypertriglyceridemia in pediatric and adult patients with rare forms of lipodystrophy. In April 2012, Amylin submitted to the U.S. Food and Drug Administration (“FDA”) the chemistry, manufacturing and controls section of the BLA.

On June 18, 2012, Amylin announced that the FDA is seeking updated data from the submitted clinical studies that remain ongoing. Amylin is actively engaged in ongoing interactions with the agency to seek further guidance with respect to its request and is committed to responding in a timely fashion in order to enable the agency to complete its evaluation of the rolling BLA submission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: June 18, 2012	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt Senior Vice President, Governance and Compliance, and Corporate Secretary